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                                                                  EXHIBIT (a)(2)
                             LETTER OF TRANSMITTAL
                            REGARDING COMMON SHARES
                                       OF

                          VAN KAMPEN SENIOR LOAN FUND
                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                            DATED DECEMBER 17, 2004

   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT
         EASTERN TIME ON JANUARY 21, 2005, UNLESS THE OFFER IS EXTENDED

     Ladies and Gentlemen:

     The undersigned hereby tenders to the Van Kampen Senior Loan Fund (formerly known as Van Kampen Prime Rate Income Trust), a non-diversified, closed-end management investment company organized as a Massachusetts business trust (the "Fund"), the common shares of beneficial interest, par value $0.01 per share, which are offered in two classes of shares designated as Class B Shares and Class C Shares (collectively, the "Common Shares"), of the Fund described below in Box No. 1, at a price (the "Purchase Price") equal to the respective net asset value per class of Common Shares ("NAV") determined as of 5:00 P.M. Eastern Time on the Expiration Date (as defined in the Offer to Purchase), upon the terms and conditions set forth in the Offer to Purchase, dated December 17, 2004, receipt of which is hereby acknowledged, and in this Letter of Transmittal and the Instructions hereto (which together constitute the "Offer"). An Early Withdrawal Charge (as defined in the Offer to Purchase) will be imposed on most Class B Shares and Class C Shares accepted for payment which have been held for less than five years and one year, respectively.

     Subject to and effective upon acceptance for payment of the Common Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Fund all right, title and interest in and to all Common Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints Van Kampen Investor Services Inc. (the "Depositary") as attorney-in-fact of the undersigned with respect to such Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificates for such Common Shares or transfer ownership of such Common Shares on the Fund's books, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned's agent, of the respective NAV per class of Common Shares with respect to such Common Shares; (b) present certificates for such Common Shares, if any, for cancellation and transfer on the Fund's books;
(c) deduct from the Purchase Price deposited with the Depositary any applicable Early Withdrawal Charge and remit such charge to Van Kampen Funds Inc.; and (d) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

     The undersigned hereby represents and warrants that: (a) the undersigned has a "net long position" in the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Common Shares tendered hereby; (b) when and to the extent the Fund accepts the Common Shares for purchase, the Fund will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents the Depositary or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Common Shares tendered hereby; and (d) the undersigned has read and agrees to all of the terms of this Offer.

     The names and addresses of the registered owners should be printed, if they are not already printed, in Box 1 as they appear on the registration of the Common Shares. The tendering shareholder must select the "Cash" option to have the cash proceeds from the tendered Common Shares paid in cash or select the "Exchange" option to have the Depositary invest the cash proceeds of the Offer in shares of the same class of certain open-end investment companies advised by Van Kampen Asset Management and distributed by Van Kampen Funds Inc., subject to certain limitations. The tendering shareholder must further indicate one of several options, either (A) to specify all Common Shares be tendered, (B) a specified number of Common Shares be tendered or (C) that number of Common Shares tendered necessary to obtain a specific dollar amount. If the Common Shares tendered hereby are in certificate form, the certificates representing such Common Shares must be returned together with this Letter of Transmittal.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer or may not be required to purchase any of the Common Shares tendered hereby. In any such event, the undersigned understands that certificate(s) for any Common Shares not purchased, if any, will be returned to the undersigned at the address indicated below in Box No. 1 unless otherwise indicated under the Special Payment and Delivery Instructions in Box No. 2.

     The undersigned understands that acceptance of Common Shares by the Fund for payment will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

     The check for the Purchase Price of the tendered Common Shares purchased, minus any applicable Early Withdrawal Charge, will be issued to the order of the undersigned and mailed to the address indicated below in Box No. 1, unless otherwise indicated in Box No. 2. Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer. The Fund will not pay interest on the Purchase Price under any circumstances.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

  DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN BELOW DOES NOT CONSTITUTE VALID
                                   DELIVERY.

             SEND TO: VAN KAMPEN INVESTOR SERVICES INC., Depositary

                 By Regular Mail:                               By Certified, Registered,
        Van Kampen Investor Services Inc.                       Overnight Mail or Courier:
                   P.O. Box 947                             Van Kampen Investor Services Inc.
            Jersey City, NJ 07303-0947                         Harborside Financial Center
                 Attn: Van Kampen                                  Plaza Two, 2nd Floor
             Senior Loan Fund Tender                            Jersey City, NJ 07311-3977
                                                                     Attn: Van Kampen
                                                                 Senior Loan Fund Tender

                        FOR ADDITIONAL INFORMATION CALL:
                                 (800) 341-2911
                                                              61 SLT004(a)-12/04

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                          VAN KAMPEN SENIOR LOAN FUND

     THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE COMMON SHARES TO BE TENDERED ARE REGISTERED IN THE SHAREHOLDER'S NAME AND THE NECESSARY DOCUMENTS WILL BE TRANSMITTED TO THE DEPOSITARY BY THE SHAREHOLDER OR HIS BROKER, DEALER OR OTHER SELLING GROUP MEMBER. DO NOT USE THIS FORM IF A BROKER, DEALER OR OTHER SELLING GROUP MEMBER IS THE REGISTERED OWNER OF THE COMMON SHARES AND IS EFFECTING THE TRANSACTION FOR THE SHAREHOLDER.

     IF THE COMMON SHARES TENDERED HEREBY ARE IN CERTIFICATE FORM, THE CERTIFICATES REPRESENTING SUCH COMMON SHARES MUST BE RETURNED TOGETHER WITH THIS LETTER OF TRANSMITTAL. PLEASE NOTE THAT WE SUGGEST THAT SUCH CERTIFICATES BE RETURNED VIA CERTIFIED OR REGISTERED MAIL.

     TO ENSURE PROCESSING OF YOUR REQUEST, THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRATION DATE (JANUARY 21, 2005).

--------------------------------------------------------------------------------

                                  BOX NO. 1: SHAREHOLDER INFORMATION
-------------------------------------------------------------------------------------------------------
       Name and Address of Registered Owner                       Shareholder Information
-------------------------------------------------------------------------------------------------------

                                                       PLEASE PROVIDE: Social Security/Tax
                                                       Identification No. -----------------------------
                                                                        Confirm No. -------------------
                                                                                      (if applicable)
                                                       ACCOUNT NO.:
---------------------------------------------------

             CHOOSE BETWEEN CASH OR EXCHANGE, THEN SELECT AN OPTION

 1. CASH: I understand that an Early Withdrawal Charge will be imposed on most Class B Shares and Class C Shares accepted for payment that have been held for less than five years and one year, respectively, and that such charge, if any, will be deducted from the proceeds from the tender of such Common Shares. OPTION A: ____ (ALL) I hereby tender ALL of my Common Shares of the Fund. OPTION B: ____ (SHARES) I hereby tender ____________ Common Shares of the Fund.
 OPTION C: ____ (DOLLARS) I hereby tender that number of Common Shares of the Fund necessary to receive $____________ from the Fund after the Early Withdrawal Charge, if any, is deducted.
 2. EXCHANGE: I elect to have the proceeds from such Tender invested into shares of the same class of Van Kampen ____________________________________ Fund (Shareholder
 Acct. No. ____________________________________, if applicable).
 OPTION A: ____ (ALL) I hereby exchange ALL of my Common Shares of the Fund. OPTION B: ____ (SHARES) I hereby exchange ____________ Common Shares of the Fund.
 OPTION C: ____ (DOLLARS) I hereby exchange that number of Common Shares of the Fund necessary to have $____________ invested into shares of the above designated fund.
 PLEASE NOTE:
 1. A TENDER REQUEST THAT DOES NOT SPECIFY CASH OR EXCHANGE AND THAT DOES NOT SPECIFY ALL, A NUMBER OF SHARES OR AN AMOUNT OF DOLLARS WILL BE REJECTED.
 2. Alterations to this form (i.e. the expiration date or share class, etc.) are prohibited and the request will be rejected.
 3. Additional legal documentation may be required.
 4. For shareholders electing the "Exchange" option, in order to use certain shareholder services (including certain purchase, redemption and exchange privileges) on the share account, a signature guarantee form will be required for such account; shareholders may access materials to establish these privileges by calling the Client Relations Department at (800) 341-2911 or accessing applicable forms at http://www.vankampen.com by selecting the Literature section and then Download Forms.
 5. If the account indicated by the account number in Box No. 1 is a Van Kampen retirement plan custodial account (sponsored by Van Kampen Funds Inc.) of which State Street Bank and Trust Company serves as custodian, a Van Kampen distribution form MUST be submitted with this Letter of Transmittal.
 6. If the social security number or tax identification number is not certified OR the account is being transferred to a new social security number or tax identification number, a Form W-9 MUST be completed and signed by the account owner. (Estate accounts must be signed by the legal representative of the estate and bear the estate's tax identification number and not the social security number of the deceased. Completion of the Form W-9 certifies the tax identification number. Certification will prevent a backup withholding pursuant to the Internal Revenue Code and applicable Treasury regulations.) See Instruction 8, Non-U.S. Shareholders should provide an appropriate Form W-8 to avoid withholding pursuant to the Internal Revenue Code and applicable Treasury Regulations. See Instruction 9.

               PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM

    ------------------------------------------------------------------------------------------------------
              BOX NO. 2: SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 2, 3 AND 4)
    ------------------------------------------------------------------------------------------------------
    To be completed ONLY if any checks are to be sent or wired to someone other than the undersigned and/or any checks or certificates for Common Shares not tendered or not purchased are to be sent to the undersigned at an address other than that shown above in Box No. 1. A SIGNATURE GUARANTEE IS
    REQUIRED IF THIS PORTION IS COMPLETED.
    ------------------------------------------------------------------------------------------------------
               CHECK/CERTIFICATE INFORMATION                            BANK WIRE INFORMATION
    ------------------------------------------------------------------------------------------------------

    PAYEE:                                                 Wire Proceeds To:  [ ] Checking    [ ] Savings
    If you would like the check and/or certificates                  (Minimum $5,000 to be wired)
    PAYABLE to someone other than who the account is
    registered, please provide the following:              Bank ------------------------------------------
                                                                               (NAME)
    Name(s) ---------------------------------------
                    (PLEASE PRINT)                         Address ---------------------------------------
    Address ---------------------------------------        ABA Routing No. -------------------------------
            --------------------------------------------   Account No. -----------------------------------
                  (INCLUDE ZIP CODE)                              (SHAREHOLDER'S BANK ACCOUNT NO.)
    MAILING:                                               Bank Account Registration ---------------------
    If you would like the check and/or certificates                            (NAME)
    MAILED to an address other than the account
    registration, please provide the following:            Please attach a voided check or deposit slip if
                                                                              possible.
    Name(s) ---------------------------------------
                    (PLEASE PRINT)
    Address ---------------------------------------
    --------------------------------------------
                  (INCLUDE ZIP CODE)
    ------------------------------------------------------------------------------------------------------

                BOX NO. 3: SIGNATURES (SEE INSTRUCTIONS 2, 3 AND 4)
--------------------------------------------------------------------------------

  A. By signing this Letter of Transmittal, you represent that you have read the letter printed on the other side of this page and the Instructions enclosed herewith, which Instructions form part of the terms and conditions of the Offer.

  B. This Letter of Transmittal must be signed by the registered owner(s) of the Common Shares tendered hereby or by person(s) authorized to become registered owner(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the name and full title of such authorized signor and include the required additional legal documentation regarding the authority of the signor. See Instruction 4.

      NOTE: ANY QUESTIONS REGARDING ADDITIONAL LEGAL DOCUMENTATION WHICH MAY BE REQUIRED SHOULD BE DIRECTED TO OUR CLIENT RELATIONS DEPARTMENT AT
      (800) 341-2911.

  C. YOUR SIGNATURE MUST BE GUARANTEED and you MUST complete the signature guarantee in this Box No. 3 if (i) the value of the Common Shares tendered herewith pursuant to the OFFER IS GREATER THAN $100,000, (ii) this LETTER OF TRANSMITTAL IS SIGNED BY SOMEONE OTHER THAN THE REGISTERED HOLDER OF THE COMMON SHARES TENDERED HEREWITH, or (iii) you REQUEST PAYMENT FOR THE COMMON SHARES TENDERED HEREWITH TO BE SENT TO A PERSON OTHER THAN THE REGISTERED OWNER of such Common Shares for the benefit of such owner(s) and/or TO AN ADDRESS OTHER THAN THE REGISTERED ADDRESS OF THE REGISTERED OWNER of the Common Shares. For information with respect to what constitutes an acceptable guarantee, please see Instruction 4(f).

  D. See Instruction 8 and Form W-9 enclosed herewith regarding backup withholding.



.......................................         .............................
                 (SIGNATURE(S) OF OWNER(S) EXACTLY AS REGISTERED)

     Dated ....................................................., 20........



     DAYTIME TELEPHONE NUMBER (   ).........................................


                        SIGNATURE GUARANTEE (IF APPLICABLE):

.............................................................................
                                      Bank Name

.............................................................................
                           Print Name of Authorized Signer

     Telephone Number (   ) ..................................
                                    (Affix signature guarantee stamp above if
                                                                  required)
--------------------------------------------------------------------------------
             SEND TO: VAN KAMPEN INVESTOR SERVICES INC., Depositary

  DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN BELOW DOES NOT CONSTITUTE VALID
                                   DELIVERY.

                      By Regular Mail:                                         By Certified, Registered,
             Van Kampen Investor Services Inc.                                 Overnight Mail or Courier:
                        P.O. Box 947                                       Van Kampen Investor Services Inc.
                 Jersey City, NJ 07303-0947                                   Harborside Financial Center
                      Attn: Van Kampen                                            Plaza Two, 2nd Floor
                  Senior Loan Fund Tender                                      Jersey City, NJ 07311-3977
                                                                                    Attn: Van Kampen
                                                                                Senior Loan Fund Tender

                FOR ADDITIONAL INFORMATION CALL: (800) 341-2911
                                                              61 SLT004(b)-12/04
                                                                      SLTND-1/05

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                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be used only if the Common Shares to be tendered are registered in the shareholder's name and the necessary documents will be transmitted to the Depositary by the shareholder or his broker, dealer or other selling group member. Do not use this form if a broker, dealer or other selling group member is the registered owner of the Common Shares and is effecting the transaction for the shareholder. A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR MANUALLY SIGNED FACSIMILE OF IT, ANY CERTIFICATES REPRESENTING COMMON SHARES TENDERED AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL SHOULD BE MAILED OR DELIVERED TO THE DEPOSITARY AT THE ADDRESS SET FORTH IN THE LETTER OF TRANSMITTAL AND MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE (JANUARY 21, 2005).

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     THE FUND WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. ALL TENDERING SHAREHOLDERS, BY EXECUTION OF THE LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE OF IT), WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF THEIR TENDER.

     2. COMPLETING THE LETTER OF TRANSMITTAL. If you intend to tender any Common Shares pursuant to the Offer, please complete the Letter of Transmittal as follows:

          (a) Read the Letter of Transmittal in its entirety. By signing the Letter of Transmittal in Box No. 3, you agree to its terms.

          (b) Complete Box No. 1 by providing your Social Security Number/Tax Identification Number, a Confirm Number, if applicable, and selecting either "Cash" or "Exchange" and selecting and completing Option A, Option B or Option C.

          (c) Complete Box No. 2 if certificates for Common Shares not tendered or not purchased and/or any check issued in the name of a person other than the signer of the Letter of Transmittal are to be sent or wired to someone other than such signer or to the signer at an address other than that shown in Box No. 1.

          (d) Complete Box No. 3 in accordance with Instruction 4 set forth below.

     3. PARTIAL TENDERS, UNPURCHASED SHARES AND EXCHANGES. If fewer than all of the Common Shares evidenced by any certificate submitted are to be tendered and if any tendered Common Shares are purchased, a new certificate for the remainder of the Common Shares evidenced by your old certificate(s) will be issued and sent to the registered owner, unless otherwise specified in Box No. 2 of the Letter of Transmittal, as soon as practicable after the Expiration Date of the Offer.

     Tendering shareholders who elect to have the Depositary invest the cash proceeds from the tender of Common Shares of the Fund in shares of the same class of certain open-end investment companies advised by Van Kampen Asset Management and distributed by Van Kampen Funds Inc. should select "Exchange" and select and complete Option A, B or C. The Early Withdrawal Charge will be waived for Common Shares tendered for reinvestment pursuant to this election; however, such shares immediately become subject to a contingent deferred sales charge schedule equivalent to the Early Withdrawal Charge schedule of the Fund.

     4. SIGNATURES ON LETTER OF TRANSMITTAL, AUTHORIZATIONS AND ENDORSEMENTS.

          (a) If this Letter of Transmittal is signed by the registered owner(s) of the Common Shares tendered hereby, the signature(s) must correspond exactly with the name(s) in which the Common Shares are registered.

          (b) If the Common Shares are held of record by two or more joint owners, each such owner must sign this Letter of Transmittal.

          (c) If any tendered Common Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or manually signed facsimiles of it) as there are different registrations of Common Shares.

          (d) When this Letter of Transmittal is signed by the registered owner(s) of the Common Shares listed and transmitted hereby, no endorsements of any certificate(s) representing such Common Shares or separate authorizations are required. If, however, payment is to be made to a person other than the registered owner(s), any unpurchased Common Shares are to be registered in the name of any person other than the registered owner(s) or any certificates for unpurchased Common Shares are to be issued to a person other than the registered owner(s), then the Letter of Transmittal and, if applicable, the certificate(s) transmitted hereby, must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name(s) appear on the registration of the Common Shares and on the face of the certificate(s) and such endorsements or authorizations must be guaranteed by an institution described in Box No. 3.

          (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority so to act. Please contact the Client Relations Department for assistance at (800) 341-2911.

          (f) Your signature MUST be guaranteed and you MUST complete the signature guarantee in Box No. 3 if (i) the value of the Common Shares tendered herewith pursuant to the Offer is greater than $100,000, (ii) this Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered herewith or (iii) you request payment for the Common Shares tendered herewith to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. An acceptable guarantee is one made by a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank. The guarantee must state the words "Signature Guaranteed" along with the name of the guarantor institution. Shareholders should verify with the institution that it is an eligible guarantor prior to signing. A signature guarantee may not be obtained from a notary public.

     5. TRANSFER TAXES. The Fund will pay all share transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, (a) payment of the Purchase Price is to be made to any person other than the registered owner(s), (b) (in the circumstances permitted by the Offer) unpurchased Common Shares are to be registered in the name(s) of any person other than the registered owner(s) or (c) tendered certificates are registered in the name(s) of any person other than the person(s) signing this Letter of Transmittal, then the amount of any transfer taxes (whether imposed on the registered owner(s) or such other persons) payable on account of the transfer to such person(s) will be deducted from the Purchase Price by the Depositary unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     6. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Common Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for any Common Shares which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in tender of any particular Common Shares or any particular shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these Instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Common Shares will not be accepted for payment unless all defects and irregularities have either been cured within such time or waived by the Fund. None of the Fund, Van Kampen Funds Inc., the Depositary or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     7. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, and additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, Van Kampen Funds Inc., 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, IL 60181-5555, or by telephoning (800) 341-2911.

     8. BACKUP WITHHOLDING; FORM W-9. Each tendering shareholder who is a United States person (including a resident alien individual) and who has not already submitted a completed and signed Form W-9 to the Fund is required to provide the Depositary with a correct taxpayer identification number ("TIN") on Form W-9 which is enclosed herewith. Failure to furnish a properly completed Form W-9 to the Depositary may subject the tendering shareholder to backup federal income tax withholding on the payments made to the shareholder or other payee with respect to Common Shares purchased pursuant to the Offer.

     9. WITHHOLDING ON NON-U.S. SHAREHOLDERS. The Depositary will withhold federal income taxes equal to 30% of the gross payments payable to a non-U.S. shareholder unless the non-U.S. shareholder has provided to the Depositary an appropriate Form W-8 on which it claims eligibility for a reduced rate of withholding or establishes an exemption from withholding. For this purpose, a non-U.S. shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary jurisdiction of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust. The Depositary will determine a shareholder's status as a non-U.S. shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to certificates or statements provided by the non-U.S. shareholder concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A non-U.S. shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or an exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid overwithholding. A non-U.S. shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

     IMPORTANT: THE LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRATION DATE.

                                                                 61 SLT005-12/04